Paul M. Brown, Jr.
                              680 River Pointe Dr.
                                Eugene, OR 97408
                                  541-334-6975
                                FAX 541-334-0477

                                                              September 18, 1997

Mr. Fred Stockton
Chief Executive Officer
TRM Copy Centers Corporation
5208 NE 122nd Ave.
Portland, OR 97230

Dear Fred:

We have discussed our mutual interest in my joining TRM Copy Centers Corporation. I have summarized the terms of our arrangement, in order to ensure that we do not have any misunderstandings.


Start Date:                       September 22, 1997

Title:                            Vice President - Finance,
                                  Chief Financial Officer

Base Compensation:                $120,000 per year. Base compensation shall be
                                  reviewed annually.

Incentive Compensation:           Incentive compensation shall be based on
                                  yet-to-be- determined performance criteria, but which shall be mutually agreed-upon.
                                  Incentive potential shall be $30,000 during fiscal 1998 (the period ended June 30, 1998).
                                  Similar or enhanced incentives will be
                                  initiated in future years.

Stock Options:                    100,000 non-qualified stock options shall be
                                  issued effective as of my employment start date, with the exercise price equal to 100 percent of the market price at that date, vesting ratably at 20% per year and expiring
                                  10 years from date of grant.

                                  It is understood that the Board of Directors will review opportunities for additional stock option grants to executive management in future years, based on performance.

Vacation and Holiday:             Standard employee benefits, except that two
                                  weeks will also be provided during the first year of employment.

Other Employee Benefits:          Standard employee benefits.

Fred Stockton
TRM Copy Centers Corporation
September 18, 1997


Executive Benefits:               Consistent with other executives' benefits.

Relocation Costs:                 Household moving costs will be paid by TRM
                                  Copy Centers Corporation. The maximum moving costs to be reimbursed are $10,000.

Out-of-town Living Expenses:      Reasonable reimbursement for "out-of-town"
                                  costs while I am living in Portland and my residence is in Eugene, for the first 90 days, or until my family is able to move to the Portland area (whichever comes first).

Continuing Education Costs:       Continuing education will be paid by TRM for
                                  at least 40 hours per year of training, as required to keep current CPA certification, which qualifies for credit by the State of Oregon licensing division and by OSCPA and AICPA continuing education requirements.
                                  Additional training for SEC reporting will also be paid by TRM, as needed for continued proficiency.

Severance:                        If I am terminated for any reason other than
                                  "for cause," I will receive the following separation provisions:

                             o 6 months' salary continuation if terminated within one year of joining the Company. After one years' employment, salary continuation increases by 1 month for each year of employment, up to 12 months total salary continuation.

                             o Earned but unpaid incentive compensation will be paid upon separation.

                             o Health insurance continuation for the duration of the salary continuation period.

                             o 100% vesting of all outstanding stock options, whose terms shall not expire sooner than the normal expiration date as if I had continued as an employee throughout their term.

Change in Control:           o    If the Company should experience a "Change in
                                  Control," as evidenced by an increase in ownership which would require reporting under Regulation 14A of the Securities and Exchange
                                  Act of 1934, then all options outstanding as of the date of such

Fred Stockton
TRM Copy Centers Corporation
September 18, 1997


Change in Control, continued:     change in control shall become 100% vested and
                                  shall not expire sooner than their normal expiration date as if I had continued as an employee throughout their term.

I hope that this summary fairly reflects our discussion and understanding. If you have any questions or if your understanding is different from this, please call me immediately.


Best regards,

PAUL M. BROWN JR.

Paul M. Brown, Jr.






Received and approved by:


RALPH R. SHAW
----------------------------------     ----------------------------------
Ralph R. Shaw                          Date
Chairman of the Compensation
Committee


FREDERICK O. PAULSELL
----------------------------------     ----------------------------------
Frederick O. Paulsell                  Date
Chairman of the Board,
Member of the Compensation
Committee


FREDERIC P. STOCKTON                   9/18/97
----------------------------------     ----------------------------------
Frederic P. Stockton                   Date
President and CEO